EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE VOTE THIS PROXY CARD TODAY

Your prompt response is requested

Robeco WPG 130/30 Large Cap Core Fund

(An Investment Portfolio of The RBB Fund, Inc.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

April 16, 2009

This Proxy is solicited on behalf of the Board of Directors of The RBB Fund, Inc. (the “Company”) for the Special Meeting of Shareholders (the “Special Meeting”) related to the proposal with respect to the Company’s Robeco WPG 130/30 Large Cap Core Fund (the “130/30 Fund”). The undersigned hereby appoints Edward J. Roach, Jennifer Rogers and James Shaw, and each of them, proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of the 130/30 Fund which the undersigned is entitled to vote at the Special Meeting to be held at 11:00 a.m. (Eastern time), on April 16, 2009, at Bellevue Corporate Center, 301 Bellevue Parkway, 2 nd Floor, Wilmington, Delaware 19809, and any adjournment(s) thereof. In their discretion, the proxies, and each of them, also are authorized to vote upon any other business that may properly come before the Special Meeting or any adjournment(s) thereof.

YOUR VOTE IS IMPORTANT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR” THE PROPOSAL RELATING TO THE FUND WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.

TO AUTHORIZE YOUR VOTE BY PHONE, INTERNET, FACSIMILE OR MAIL

PHONE: CALL TOLL-FREE 1-800-622-1291

INTERNET: www.proxyonline.com

FACSIMILE: 1-888-810-3042

MAIL: RETURN YOUR SIGNED AND DATED BALLOT IN THE ENCLOSED POSTAGE PAID ENVELOPE

PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PLEASE SIGN, DATE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY TELEPHONE, FACSIMILE

OR INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ¢	FOR	AGAINST	ABSTAIN

To approve the Plan of Reorganization, attached to the Combined Proxy Statement/Prospectus for the Special Meeting, which provides for and contemplates (a) the transfer of all of the assets and liabilities of the 130/30 Fund to the Robeco Boston Partners Long/Short Equity Fund (the “Long/Short Fund”), also an investment portfolio of the Company, in exchange for Institutional Class shares of the Long/Short Fund; and (b) the distribution of the Institutional Class shares of the Long/Short Fund to shareholders of the 130/30 Fund in redemption of all 130/30 Fund shares and liquidation of the 130/30 Fund.	☐	☐	☐

Unless otherwise specified in the blocks provided, the undersigned’s vote will be cast FOR the proposal above. The Board of Directors of The RBB Fund, Inc. recommends that you vote FOR the proposal set forth above.

Please sign exactly as name(s) appears above. If shares are held in the name of joint owners, each should sign. If signing as an attorney-in-fact, executor, administrator, trustee, guardian or in some other representative capacity you should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS DATED MARCH 2, 2009, AND HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Signature and Titles, if applicable	Date

Signature (Joint Owners)	Date